Exhibit 99.1

SOLV Energy Reports Second Quarter 2026 Financial Results

SAN DIEGO, California – August 13, 2026 – (GLOBE NEWSWIRE) – SOLV Energy, Inc. (“SOLV” or the “Company”) (Nasdaq: MWH), a leading provider of infrastructure services to the power industry, today announced financial results for the second quarter ended June 30, 2026.

Financial Summary

(in $ millions except percentages)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	951	536	1,628	944
Gross Profit[1]	140	113	259	172
Gross Margin[1]	14.7%	21.1%	15.9%	18.2%
Net Income[2]	67	45	39	44
Adjusted Gross Profit[3]	145	113	269	172
Adjusted Gross Margin[3]	15.2%	21.1%	16.5%	18.2%
Adjusted EBITDA	117	86	210	120
Adjusted EBITDA Margin	12.4%	16.1%	12.9%	12.7%

1)

Beginning with the second quarter of 2026, the Company classified certain annual incentive compensation within Cost of Revenue instead of Selling, general & administrative expense. This change affects the presentation of Gross Profit, Gross Margin and Adjusted Gross Margin but has no impact on Net Income, Adjusted EBITDA, or cash flows.

2)	Represents Net Income before Non-Controlling Interest.
3)	Adjusted Gross Profit and Adjusted Gross Margin exclude the impact of the allocation of non-cash compensation expense to cost of revenue.

Financial and Business Highlights

•	Last twelve month safety metrics continue to track well below industry benchmarks

•	Record financial performance in the first half of 2026, with revenue up 72% year over year

•	Total backlog as of June 30, 2026 of approximately $8.9 billion, or 44% growth year over year

•	Over 23 GW now under contract for O&M services

•	Closed acquisition of Roberson Waite Electric on July 1, 2026

“SOLV delivered record financial results through the first half of 2026, driven by strong execution across the business and continued demand from customers who rely on us to build, maintain, and enhance critical energy infrastructure,” said George Hershman, Chief Executive Officer of SOLV Energy. “The addition of Roberson Waite Electric further strengthens our platform and expands the solutions we can provide to our customers. With a growing backlog, strong momentum across our operations, and continued focus on execution, we are well positioned for the remainder of the year and are raising our full-year financial guidance.”

Results of Operations

Revenue for the second quarter of 2026 increased 77% year over year to $951 million, bringing first half revenue to $1.628 billion, or an increase of 72% year over year. This growth was primarily driven by an increase in new construction activity and the contribution from M&A activity.

During the second quarter of 2026, gross profit was $140 million, bringing first half results to $259 million. On an adjusted basis, or excluding non-cash compensation expense in cost of revenue, Adjusted Gross Profit was $145 million, bringing first half 2026 results to $269 million.

Gross and Adjusted Gross Margin in the second quarter of 2026 was 14.7% and 15.2%, respectively, compared to 21.1% in the prior-year period. Through the first half of 2026, Gross and Adjusted Gross Margin was 15.9% and 16.5%, respectively, as compared to 18.2% in the prior year period.

The year over year variance in margin includes the contribution in 2025 from large repair projects relative to existing infrastructure services and development-related sales that are no longer part of ordinary course business operations. Additionally, and commencing in the second quarter of 2026, Gross and Adjusted Gross Margin now reflect a prospective classification change of certain annual bonus compensation expense to cost of revenue from selling, general and administrative expense; the impact of which is over 60 basis points to Gross and Adjusted Gross Margin in the first half 2026.

Net income was $67 million for the second quarter of 2026, compared to $45 million in the prior-year period, reflecting higher operating income driven by revenue growth and a reduction in interest expense following the repayment of term debt in connection with the February 2026 IPO. Net income for the first half was $39 million, compared to $44 million in the prior-year period. First-half net income reflects the benefit of higher operating income and substantially lower interest expense, partially offset by a $11 million non-cash loss on extinguishment of the term debt repaid at the IPO and a $52 million one-time non-cash compensation charge related to the modification and accelerated vesting of legacy equity awards in connection with the IPO.

Adjusted EBITDA for the second quarter of 2026 was $117 million bringing first half performance to $210 million, or 12.4% and 12.9% of revenue, respectively. See the reconciliation of net income to Adjusted EBITDA in the financial tables included in this press release.

Closed the Acquisition of Roberson Waite Electric

On July 1, 2026, the Company completed the previously-announced acquisition of Roberson Waite Electric, a California-based provider of utility substation construction, testing, commissioning, and related infrastructure services, for $40.9 million in cash, including closing adjustments, and up to $9.0 million payable in subsequent years, subject to certain performance criteria. Roberson Waite Electric brings deep, long-standing relationships with major California utilities and specialized expertise in turnkey substation construction and battery storage deployments, capabilities that directly complement SOLV’s existing transmission and distribution platform.

Financial Outlook

The Company is updating its financial outlook for 2026 reflecting first half results, the anticipated contribution from the Roberson Waite Electric acquisition, the full-year impact of the prospective classification change in certain annual performance based compensation from SG&A to cost of revenue, and the current view of project performance from new construction activity in the second half of 2026.

The Company’s updated full-year 2026 financial guidance for the year ending December 31, 2026 is as follows:

($ in millions, unless noted otherwise)	Updated	Previous[1]
Revenue	$3,870 - $3,970	$3,720 - $3,820
Adjusted Gross Profit[2]	$620 - $660	$610 - $650
Adjusted Gross Margin (%)[2]	16.0% - 16.6%	16.4% - 17.0%
Adjusted EBITDA	$485 - $505	$435 - $455
Adjusted EBITDA Margin (%)	12.5% - 12.7%	11.7% - 11.9%

1)	As previously presented on the Company’s first quarter 2026 earnings press release.
2)	Adjusted Gross Profit and Adjusted Gross Margin exclude the impact of the allocation of non-cash compensation expense to cost of revenue

Conference Call and Webcast Information

Management will present results during a conference call today August 13, 2026, at 8:30 a.m. Eastern time.

A live webcast of the conference call, including presentation materials, can be accessed through the Company’s website at https://investors.solvenergy.com and clicking on “News & Events” under the Investor Relations section. The webcast will be archived on the site for those unable to listen in real time.

About SOLV

SOLV Energy (Nasdaq: MWH) is a leading provider of infrastructure services to the power industry, including engineering, procurement, construction, testing, commissioning, operations, maintenance and repowering. Since 2008, we have built more than 500 power plants, representing over 22 GW of generating capacity. SOLV Energy also provides operations and maintenance (O&M) services to 152 power plants, representing over 23 GW of generating capacity. In addition to EPC and O&M for utility-scale power plants and related T&D infrastructure, we offer large-scale repair, emergency response and repowering services and install end-to-end SCADA and network infrastructure solutions to maximize project performance and energy availability.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact contained in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: a wide range of factors, many that are beyond our control, can impact the timing, performance or profitability of our projects, any of which can result in additional costs to us, reductions or delays in revenues, the payment of liquidated damages by us or project termination; our results of operations, financial condition and other financial and operational disclosures are based upon estimates and assumptions that may differ from actual results or future outcomes; changes in estimates related to revenues and costs associated with our contracts with customers could result in a reduction or elimination of revenues, a reduction of profits or the recognition of losses; backlog may not be realized or may not result in profits and may not accurately represent future revenue; the imposition of additional duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; our results of operations may vary significantly from quarter to quarter; the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and battery storage specifically; limitations on the availability or an increase in the price of materials, equipment and subcontractors that we and our customers depend on to complete and maintain projects; our business is labor-intensive, and we may be unable to attract and retain qualified employees or we may incur significant costs in the event we are unable to efficiently manage our workforce or the cost of labor increases; the loss, or reduction in business from, certain significant customers; many of our contracts may be canceled or suspended on short notice or may not be renewed upon completion or expiration, and we may be unsuccessful in replacing our contracts; we may fail to adequately recover on contract modifications against project owners for payment or performance; the nature of our business exposes us to potential liability for warranty, engineering and other related claims; during the ordinary course of our business, we are subject to lawsuits, claims and other legal proceedings, as well as bonding claims and related reimbursement requirements; we can incur liabilities or suffer negative financial or reputational impacts relating to health and safety matters; disruptions to our information technology systems or our failure to adequately protect critical data, sensitive information and technology systems; we have identified material weaknesses in our internal control over financial reporting and if our remediation of the material weaknesses is not effective, or if we otherwise fail to maintain effective internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations; any deterioration in the quality or reputation of our brands, which can be exacerbated by the effect of social media or significant media coverage; the loss of, or our inability to attract or keep, key personnel could disrupt our business; our inability to successfully execute our acquisition strategy; we may be unable to compete for projects if we are not able to obtain surety bonds, letters of credit or bank guarantees; we are generally paid in arrears for our services and may enter into other arrangements with certain of our customers, which could subject us to potential credit or investment risk and the risk of client defaults; insurance and claims expenses, as well as the unavailability or cancellation of third-party insurance coverage; our business and results of operations are subject to physical risks including those associated with climate change; our business is subject to operational hazards, including, among others, damage from severe weather conditions and electrical hazards, that can result in significant liabilities, and we may not be insured against all potential liabilities; increasing scrutiny and changing expectations from various stakeholders with respect to corporate sustainability practices may impose additional costs on us or expose us to reputational or other risks; our unionized workforce and related obligations; our inability to maintain, protect or enforce our rights in intellectual property; we may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies; we use artificial intelligence technologies in our business, and the deployment, use, and maintenance of these technologies involve significant technological and legal risks; negative macroeconomic conditions and industry-specific market conditions; fluctuations in economic, political, financial, industry and market conditions on a regional, national or global basis, including as a result of, among other things, inflationary pressure that impacts our costs associated with labor, equipment and materials, increased interest rates, default or threat of default by the U.S. federal government with respect to its debt obligations, U.S. government shutdowns, natural disasters and other emergencies (e.g., wildfires, weather-related events or pandemics), deterioration of global or specific trade relationships, or acts of war, including but not limited to conflicts in the Middle East, geopolitical conflicts and political unrest; projects in our industry can have long sales cycles requiring significant upfront investment of resources; our revenues and profitability can be negatively impacted if our customers encounter financial difficulties or file for bankruptcy or disputes arise with our customers; the highly competitive nature of our business; technological advancements in other forms of power generation could negatively affect our business; regulatory requirements applicable to our industry and changes in current and potential legislative and regulatory initiatives may adversely affect demand for our services; we are subject to complex federal, state and other environmental, health and safety laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations or expose us to significant liabilities; we are subject to various specific regulatory regimes and requirements that could result in significant compliance costs and liabilities; any actual or perceived failure to comply with new or existing laws, regulations or other requirements relating to the privacy, security and processing of personal information; changes in tax laws or our tax estimates or positions; failure to comply with anti-corruption, anti-bribery and/or international trade laws; violations of export control and/or economic sanctions laws and regulations to which we are subject and changes to U.S. foreign trade policy; immigration laws, including our inability to verify employment eligibility; our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly; our failure to comply with the covenants contained in the credit agreement could result in an event of default that could cause repayment of our debt to be accelerated; we may incur substantial additional indebtedness in the future and may not be able to generate sufficient cash to service such indebtedness, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful; and the expenses that are required in order to operate as a public company could be material. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. The Company assumes no responsibility to update forward-looking statements made herein or otherwise. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Non-GAAP Information

Included in this press release are certain financial measures, including EBITDA, Adjusted EBITDA, Adjusted Gross Profit, and Adjusted Gross Margin that are not required by or prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and are designed to supplement, and not substitute, the Company’s financial information presented in accordance with GAAP. Our board of directors, management and investors use EBITDA, Adjusted EBITDA, Adjusted Gross Profit, and Adjusted Gross Margin to assess our financial performance because such measures allow them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income taxes). The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or nonrecurring items. Please see the financial tables included with this press release for reconciliations thereof to the most directly comparable GAAP measures.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as provisions for income taxes necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the non-GAAP measures.

Investor Contact:

Mike Adams

InvestorRelations@solvenergy.com

Media Contact:

Ashley McCarthy

media@solvenergy.com

(financial tables to follow)

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$951,243	$535,952	$1,628,048	$943,799
Cost of revenue	811,630	422,891	1,369,362	771,639

Gross profit	139,613	113,061	258,686	172,160
Selling, general and administrative expenses	52,649	41,157	164,024	77,227
Amortization expense	17,281	13,768	32,160	27,536

Total operating expenses	69,930	54,925	196,184	104,763

Operating income	69,683	58,136	62,502	67,397
Loss on debt extinguishment	—	—	10,688	—
Interest expense	1,402	14,062	8,299	26,753
Interest income	(1,843)	(1,583)	(3,293)	(4,855)
Other (income) loss, net	(2,532)	(22)	(2,600)	60

Income before income taxes	72,656	45,679	49,408	45,439
Income tax expense	5,823	1,047	9,989	1,309

Net income	$66,833	$44,632	$39,419	$44,130
Less: net income attributable to non-controlling interests and LLC members prior to IPO	29,219	377	25,163	589

Net income attributable to SOLV Energy, Inc.	$37,614	$44,255	$14,256	$43,541

	Three Months Ended June 30, 2026	Period from February 12, 2026 to June 30, 2026
Net income per share:
Basic	$0.32	$0.12
Diluted	$0.30	$0.12
Weighted average shares outstanding:
Basic	118,080,650	117,137,198
Diluted	201,682,563	122,247,396

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts, unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$363,968	$394,876
Accounts receivable, net	392,766	269,044
Contract assets	181,525	156,744
Capitalized project development costs	3,349	17,734
Prepaid and other current assets	110,231	60,887

Total current assets	1,051,839	899,285
Property and equipment, net	122,255	106,383
Operating lease right-of-use assets	7,114	8,010
Goodwill	426,607	429,279
Intangible assets, net	333,909	362,390
Deferred tax assets	179,834	—
Other long-term assets	8,118	10,925

Total assets	$2,129,676	$1,816,272

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY
Accounts payable and accrued expenses	$680,475	$562,218
Contract liabilities	258,245	308,619
Current portion of equipment financing	6,888	6,526
Current portion of lease liabilities	16,037	12,978
Current portion of long-term debt	—	2,498

Total current liabilities	961,645	892,839
Term debt, long term	—	391,988
Equipment financing, long-term	17,514	21,317
Lease liabilities, long-term	43,181	36,559
Tax receivable agreement	240,677	—
Other long-term liabilities	15,484	18,344

Total liabilities	1,278,501	1,361,047
Member’s equity:
Total member’s equity	—	550,334
Stockholders’ equity
Class A common stock, $0.0001 par value; 1,250,000,000 shares authorized, 123,745,401 shares issued and outstanding	13	—
Class B common stock, $0.0001 par value; 100,000,000 shares authorized, 78,646,225 shares issued and outstanding	8	—
Additional paid-in capital	483,148	—
Retained earnings (accumulated deficit)	13,612	(98,139)

Total stockholders’ equity to SOLV Energy, Inc.	496,781	(98,139)
Non-controlling interest	354,394	3,030

Total members’/stockholders’ equity	851,175	455,225

Total liabilities and stockholders’/member’s equity	$2,129,676	$1,816,272

Condensed Consolidated Statements of Cash Flows

(in thousands, except share and per share amounts, unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$39,419	$44,130
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	50,489	39,763
Non-cash compensation expense	79,670	1,972
Loss on extinguishment of debt (non-cash portion)	6,676	—
Write off of project development costs	4,265	752
Tax receivable agreement liability adjustment	(2,428)	—
Other	(12)	547
Change in operating assets and liabilities	(132,040)	(36,328)

Net cash provided by operating activities	46,039	50,836
Cash flows from investing activities:
Purchases of property and equipment	(15,960)	(5,313)
Cash paid for acquisitions, net of cash acquired	—	(55,756)

Net cash used in investing activities	(15,960)	(61,069)
Cash flows from financing activities:
Issuance of Class A common stock, net of underwriting discount	844,249	—
Purchase of LLC Interests	(291,706)	—
Repayment of term debt	(405,203)	(2,031)
Payment of deferred acquisition consideration	(5,500)	—
Payment of offering costs	(5,917)	—
Proceeds on debt	—	32,500
Payment of debt issuance costs	(2,800)	—
Payments for finance leases	(6,261)	(4,226)
Proceeds on equipment financing	—	14,500
Payments on equipment financing	(3,441)	(3,267)
Distributions to members of SOLV Energy Holdings LLC	(184,408)	(71,809)

Net cash used in financing activities	(60,987)	(34,333)
Net decrease in cash and cash equivalents	(30,908)	(44,566)
Cash and cash equivalents, beginning of period	394,876	207,987

Cash and cash equivalents, end of period	$363,968	$163,421

Supplemental cash flow information
Interest paid	8,861	24,204
Income taxes paid	11,978	598
Supplemental disclosure of non-cash financing activities:
Deferred offering costs reclassified to additional paid-in capital	11,052	—

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(in thousands)
Net income	$66,833	$44,632	$39,419	$44,130
Interest expense	1,402	14,062	8,299	26,753
Interest income	(1,843)	(1,583)	(3,293)	(4,855)
Provision for income taxes	5,823	1,047	9,989	1,309
Depreciation and amortization	26,759	20,191	50,489	39,763

EBITDA	98,974	78,349	104,903	107,100
Non-cash compensation expense	14,796	1,260	79,670	1,972
(Gain)/loss on the disposal of property and equipment	(24)	3	(34)	3
Loss on the extinguishment of debt	—	—	10,688	—
Change in the fair value of derivative	—	(28)	(1)	54
Tax receivable agreement remeasurement	(2,428)	—	(2,428)	—
Non-recurring private equity management fees, transaction, integration and transition costs, and other non-cash costs(1)	6,162	6,707	17,198	11,191

Adjusted EBITDA	$117,480	$86,291	$209,996	$120,320

(1)

Consists of management fees paid to American Securities, that are no longer being incurred following the IPO date, one-time IPO related costs, non-recurring transaction and integration costs inclusive of deferred compensation or earn-out structures to employees of acquired businesses that are not related to normal course compensation and are conditioned on post-closing service obligations, and other non-cash or non-recurring expenses. We recorded management fees, including reimbursable expenses, of $— and $1,204 for the three months ended June 30, 2026 and 2025, respectively and $750 and $1,954 for the six months ended June 30, 2026 and 2025. For the three months ended June 30, 2026, we recorded $4,746 related to transaction and integration costs, and non-capitalized IPO related costs, and wrote-off $1,292 of capitalized development costs and other development assets included in cost of revenue related to activity from the historical development business no longer in service, which were offset by miscellaneous immaterial adjustments. For the six months ended June 30, 2026, we recorded $11,237 related to transaction and integration costs, and noncapitalized IPO related costs, and wrote-off $5,232 of capitalized development costs and other development assets included in cost of revenue related to activity from the historical development business no longer in service, which were offset by miscellaneous immaterial adjustments.

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Profit

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross profit (GAAP)	$139,613	$113,061	$258,686	$172,160
Non-cash compensation expense	5,378	—	10,693	—

Adjusted gross profit (Non-GAAP)	$144,991	$113,061	$269,379	$172,160
Gross Margin %	14.7%	21.1%	15.9%	18.2%
Adjusted Gross Margin %	15.2%	21.1%	16.5%	18.2%